Exhibit 99.1

Switch and Data Reports Fourth Quarter and Fiscal 2007 Financial and Operating Results

  Fourth Quarter Increases of 29% and 42% in Revenue and EBITDA
  2007 Increases of 24% and 34% in Annual Revenue and EBITDA
  Banks support debt financing

TAMPA, Fla.--(BUSINESS WIRE)--Switch & Data Facilities Company, Inc. (NASDAQ:SDXC), a leading provider of network neutral interconnection and colocation services, today reported strong financial results for the quarter and year ended December 31, 2007.

Keith Olsen, CEO and President commented, "In our first year as a public company, we have successfully executed our business plan. We posted record revenue and EBITDA growth in 2007." Mr. Olsen added, "We continue to see robust demand across our markets. Our investment plan in 2008 will provide us with capacities to meet this demand. We have support from our banks for a debt financing which we anticipate to close in March."

Total revenues for the three months ended December 31, 2007 increased 29% to $37.5 million from $29.1 million in the comparable period in 2006. Recurring revenues, which consist of colocation and interconnection services, were $35.3 million in the fourth quarter 2007, an increase of 28% over the comparable period in 2006. Non-recurring revenues, representing one time installation fees and services, were $2.2 million compared to $1.4 million in the prior year.

EBITDA, defined as operating income before depreciation, amortization, asset impairment, stock-based compensation, lease litigation costs, deferred rent and gains or losses from disposal of fixed assets, increased 42% to $12.7 million in the fourth quarter of 2007 as compared to $8.9 million in the comparable period in 2006. EBITDA margins increased to 34% in the fourth quarter, from 31% in the comparable period in 2006. (EBITDA is a non-GAAP measure. A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow, as well as on the Company’s website in the Investor Relations section.)

For the full year 2007, revenue was $137.5 million, up 24% from 2006 revenues of $111.0 million. For the full year 2007, EBITDA was $42.5 million, up 34% from 2006 EBITDA of $31.6 million.

Expenses

Cost of revenues, excluding depreciation and amortization, for the three months ended December 31, 2007 was $18.5 million as compared to $15.0 million for comparable period in 2006. The increase is primarily due to personnel, utility, and rent expense increases commensurate with facility expansion and customer growth. As a percentage of revenues, cost of revenues improved to 49% as compared to 52% in the same period of the prior year.

Sales and marketing costs for the three months ended December 31, 2007 were $4.6 million as compared to $3.1 million for the comparable period in 2006. The increase is primarily from higher wages, commissions, and non-cash stock-based compensation of $1.1 million.

General and administrative expenses were $3.7 million for the three months ended December 31, 2007 as compared to $2.5 million for the comparable period in December 31, 2006. The increase is primarily from an increase in wages and non-cash stock-based compensation of $0.7 million.

Total non-cash stock-based compensation expense was $1.1 million in the fourth quarter of 2007.

Balance Sheet and Cash Flow

The Company had cash and cash equivalents of $45.6 million on December 31, 2007. Bank debt outstanding on December 31, 2007 was $38.2 million, down from $144.2 million as of December 31, 2006.

Capital expenditures were $13.8 million in fourth quarter 2007 and $33.9 million for the full year.

Business Outlook

Switch and Data is reiterating its financial guidance for 2008. The Company expects:

  Total revenues of $165 million
  EBITDA of $51 million
  Capital expenditures of $165 million.

Switch and Data’s practice is to provide revenue and EBITDA guidance. The Company does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income (loss) from operations, cash generated from operating activities and cash used in investing activities and, as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for this forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the quarter and year ended December 31, 2007 as presented within this press release.

Conference Call Info

The Company will host a conference call to discuss fourth quarter and fiscal 2007 results on Tuesday, February 19, 2008 at 4:30 p.m. ET. To listen to the conference call live, please dial 888-713-4211 or 617-213-4864 (international callers) and reference Passcode 92976207. The conference call will be webcast and can be accessed from the Company’s website at www.switchanddata.com under the Investor Relations section. A replay of the conference call will be available for one week beginning at 6:30 p.m. ET on Tuesday, February 19, 2008 until 11:59 p.m. on February 26, 2008. The replay can be accessed by calling 888-286-8010 or 617-801-6888 (international) and referencing Passcode 95607300. In addition, the webcast will be archived on the Company’s website at www.switchanddata.com.

About the Company

Switch and Data is a leading provider of Internet exchange and colocation services. With 34 facilities Switch and Data operates one of the largest footprints of neutral Internet exchange and colocation facilities in North America serving more than 900 customers. Switch and Data's PAIX is recognized worldwide as the premier name in peering and Internet exchange services and is home to one of the largest commercial exchange points in North America. For more information, please visit www.switchanddata.com.

Forward-Looking Statements

Certain statements herein are “forward-looking statements.” Such forward-looking statements are not historical facts but instead reflect Switch and Data’s current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data’s control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. In particular, the information set forth under the caption “Business Outlook” are forward-looking statements. Words such as expects, believes, estimates, anticipates and similar language indicate forward-looking statements. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the Securities and Exchange Commission. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Switch & Data Facilities Company, Inc.
Consolidated Statements of Operations
(in thousands, except earnings per share)
(unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2006	2007	2006	2007
Revenues	$29,076	$37,497	$111,028	$137,530
Costs and operating expenses
Cost of revenues, exclusive of depreciation and amortization	14,971	18,481	59,537	70,986
Sales and marketing	3,101	4,610	12,324	16,313
General and administrative	2,467	3,642	10,374	15,039
Depreciation and amortization	6,093	6,960	23,459	25,584
Lease litigation settlement	-	-	-	2,600
Asset impairment	-	-	1,842	-
Total costs and operating expenses	26,632	33,693	107,536	130,522
Operating income	2,444	3,804	3,492	7,008
Interest income	6	579	77	1,808
Interest expense	(4,048)	(1,737)	(14,812)	(6,622)
Loss on debt extinguishment	-	-	-	(2,809)
Other (expense), net	(30)	(29)	(34)	(305)
Income (loss) from continuing operations before income taxes	(1,628)	2,617	(11,277)	(920)
Provision for income taxes	-	(146)	-	(263)
Income (loss) from continuing operations	(1,628)	2,471	(11,277)	(1,183)
Income (loss) from discontinued operations	(34)	9	(444)	397
Net income (loss)	(1,662)	2,480	(11,721)	(786)
Preferred stock accretions and dividends	(3,476)	-	(13,530)	(227,522)
Net income (loss) attributable to common stockholders	$(5,138)	$2,480	$(25,251)	$(228,308)

Income (loss) per share—basic
Continuing operations attributable to common stockholders	$(0.05)	$0.07	$(0.23)	$(5.49)
Discontinued operations	(0.00)	0.00	(0.00)	0.01
Net income (loss) attributable to common stockholders	$(0.05)	$0.07	$(0.23)	$(5.48)

Weighted average shares outstanding	107,520	34,246	107,545	41,626

Income (loss) per share—diluted
Continuing operations attributable to common stockholders	$(0.05)	$0.07	$(0.23)	$(5.49)
Discontinued operations	(0.00)	0.00	(0.00)	0.01
Net income (loss) attributable to common stockholders	$(0.05)	$0.07	$(0.23)	$(5.48)

Weighted average shares outstanding	107,520	34,864	107,545	41,626

Switch & Data Facilities Company, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2006	2007
Assets

Cash and cash equivalents	$3,671	$45,595
Current assets	8,735	10,497
Long-term assets	139,650	176,598
Total assets	$152,056	$232,690

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities	$16,261	$31,725
Current portion of long-term debt	4,125	3,750
Other long-term liabilities	11,785	15,672
Long-term debt, less current portion	140,031	34,439
Capital lease obligation	-	22,049
Total liabilities	172,202	107,635

Series C Redeemable Preferred stock	14,376	-
Series B Convertible Preferred stock	179,798	-

Stockholders’ equity (deficit)
Common stock (Successor)	-	3
Common stock (Predecessor)	4	-
Series B common stock	7	-
Series D-2 Preferred stock	5	-
Unearned stock compensation	(137)	(15)
Additional paid-in capital	-	340,520
Accumulated deficit	(214,971)	(217,573)
Accumulated other comprehensive income	772	2,120
Total stockholders’ equity (deficit)	(214,320)	125,055
Total liabilities, preferred stock and stockholders’ equity (deficit)	$152,056	$232,690

Switch & Data Facilities Company, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	For the year ended December 31,
	2006	2007
Cash flows from operating activities:
Net loss	$(11,721)	$(786)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	15,481	18,286
Amortization of debt issuance costs	848	417
Amortization of other intangible assets	8,004	7,288
Loss on debt extinguishment	-	2,359
Stock-based compensation expense	266	4,085
Provision for bad debts, net of recoveries	1,106	(54)
Deferred rent	1,642	2,203
Change in fair value of derivative	(468)	1,184
Asset impairment	2,193	-
Loss on disposal of fixed assets	129	3
Changes in operating assets and liabilities, net of acquired amounts
(Increase) in accounts receivable	(1,695)	(1,308)
(Increase) in prepaids and other assets	(150)	(219)
(Increase) decrease in other long term assets	35	(41)
Increase (decrease) in accounts payable, accrued expenses, and other liabilities	(62)	2,761
Increase in unearned revenue	1,383	2,463
Net cash provided by operating activities	16,991	38,641

Cash flows from investing activities:
Purchase of property and equipment	(21,355)	(33,934)
Proceeds from sale of property and equipment	282	1
Net cash used in investing activities	(21,073)	(33,933)

Cash flows from financing activities:
Principal payments under long-term debt	(781)	(105,968)
Principal payments under capital lease	-	(69)
Proceeds from issuance and sale of Series D Redeemable and Series D-1 Preferred stock, net of issuance costs	3	-
Proceeds from exercise of stock options	-	1,298
Excess tax benefits from stock-based compensation	-	139
Public offering costs	(1,528)	(1,072)
Proceeds from initial public offering, net of commissions	-	142,290
Debt issuance and amendment costs	(357)	(55)
Net cash provided by (used in) financing activities	(2,663)	36,563

Net increase (decrease) in cash and cash equivalents	(6,745)	41,271
Effect of exchange rate changes on cash	(1)	653
Cash and cash equivalents:
Beginning of the period	10,417	3,671
End of the period	$3,671	$45,595

Additional Company Information

($ in thousands)	For the three months ended December 31,				For the year ended December 31,
	2006		2007		2006		2007
Revenues
Colocation	$17,243	59%	$23,455	63%	$64,894	58%	$84,617	62%
Interconnection	10,413	36%	11,856	32%	41,222	37%	45,408	33%
Recurring Total	27,656	95%	35,311	95%	106,116	95%	130,025	95%
Non-recurring	1,420	5%	2,186	5%	4,912	5%	7,505	5%
Total	$29,076	100%	$37,497	100%	$111,028	100%	$137,530	100%
	As of December 31,
	2006	2007
Number of customers	851	899
Number of cross connects	17,755	19,577
Cabinets equivalents billed	5,843	6,833
Utilization rate	66.3%	70.6%

	For the three months ended December 31,
	2006	2007
New Sales ($ in thousands)
Recurring Revenues*	$847	$878
Non-recurring Revenues**	1,461	1,741
New Sales	$2,308	$2,619

*Recurring revenues represent new service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

**Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

EBITDA Reconciliation

The following is a reconciliation of the Company’s operating income (loss) for the three and twelve month periods ended December 31, 2006 and December 31, 2007 to EBITDA.

Switch and Data uses EBITDA:

  As a measurements of operating performance because it assists management in comparing the results on a consistent basis as it removes the impact of items not directly resulting from operations;
  For planning purposes, including the preparation of its internal annual operating budget;
  To establish targets for certain management compensation; and
  To evaluate the Company’s capacity to incur and service debt, fund capital expenditures and expand the business.

EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

The Company prepares EBITDA by adjusting operating income to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, EBITDA is subject to various limitations. In addition, in evaluating EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data’s presentation of EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

($ in thousands)	For the three months ended December 31,		For the year ended December 31,
	2006	2007	2006	2007
Operating income	$2,444	$3,804	$3,492	$7,008
Depreciation and amortization	6,093	6,960	23,459	25,584
Asset impairment	-	-	1,842	-
Lease litigation settlement accrual	-	-	-	2,600
Deferred rent expense, non-cash (1)	266	816	1,642	2,531
Loss (gain) on disposal of fixed assets (2)	(41)	(6)	137	41
Stock-based compensation expense (3)	64	1,047	266	4,085
Legal expenses for real estate litigation (4)	109	39	773	656
EBITDA	$8,935	$12,660	$31,611	$42,505
Footnotes:

(1) Rent is accrued as a straight-line expense that incorporates future lease cost escalations. The Deferred rent line item on the Statement of Cash Flows accounts for the difference between cash paid for rent and accrued rent expense for the period. Amounts for 2007 are $328 higher than the Statement of Cash Flows to account for discontinued operations deferred rent.

(2) Loss (gain) on disposal of fixed assets is a non-cash expense that is included in Cost of Revenues and General and Administrative expenses.

(3) Stock compensation expense is a non-cash expense to the Company that can be found on the Statement of Cash Flows.

(4) The Company has incurred legal expenses for lawsuits brought by several landlords for alleged breach of lease agreements. These expenses are included in the General and administrative line item of the Statement of Operations.

CONTACT:
Investor Relations:
For Switch & Data Facilities Company, Inc.
Kathleen Heaney, 203-803-3585
ir@switchanddata.com